UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Confidential,  for  Use of the  Commission  Only  (as  permitted  by  Rule
[ ]   14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             DENBURY RESOURCES INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
--------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
      4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
      5) Total fee paid:

--------------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid:
      2) Form, Schedule or Registration Statement No.:
      3) Filing Party:
      4) Date Filed:

[Graphic omitted]



                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS


                                  April 3, 2001


To the Shareholders:

     You are hereby notified that the 2001 Annual Meeting of Shareholders (the "Annual Meeting") of Denbury Resources Inc., a Delaware corporation ("Denbury" or the "Company"), will be held at the Denbury offices located at 5100 Tennyson Parkway, Suite 3000, Plano, Texas 75024, at 3:00 P.M., CDT, on Wednesday, May 23, 2001, for the following purposes:

     (1) to elect eight directors, each to serve until their successor is elected and qualified;

     (2) to increase the number of shares that may be issued under our stock option plan;

and to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on April 2, 2001, are entitled to notice of and to vote at the Annual Meeting.

     Shareholders are urged to vote their proxy promptly by either returning the enclosed proxy, voting by telephone or voting via the internet, each as more fully described in the enclosed proxy statement, whether or not they expect to attend the Annual Meeting in person.


                                                     /s/ Phil Rykhoek
                                                     Phil Rykhoek
                                                     Chief Financial Officer and
                                                     Secretary

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO VOTE THEIR PROXY WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                             DENBURY RESOURCES INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON WEDNESDAY, MAY 23, 2001


     THIS INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF DENBURY RESOURCES INC., a Delaware corporation ("Denbury" or the "Company") for use at the Annual Meeting of the Shareholders of Denbury (the "Meeting") to be held on the 23rd day of May, 2001 at the time and place and for the purposes of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting.

     The Company anticipates mailing to shareholders this Proxy Statement along with its 2000 Annual Report to Shareholders and the enclosed form of proxy on approximately April 9, 2001.

                    RECORD DATE AND COMMON STOCK OUTSTANDING

     The Board of Directors of Denbury (the "Board") has fixed the record date for the Meeting as the close of business on Monday, April 2, 2001 (the "Record Date"). Only shareholders of Denbury of record as of the Record Date are entitled to receive notice of and to vote at the Meeting. As of the Record Date, there were approximately 46,091,000 shares of common stock of the Company (the "Common Stock") outstanding.

                             VOTING OF COMMON STOCK

     A proxy accompanies the Notice of Annual Meeting and this Proxy Statement. In order to be valid and acted upon at the Meeting, proxies must be received by the Secretary of Denbury or by the transfer agent, American Stock Transfer and Trust, 40 Wall Street, New York, NY 10005, before the time set for the holding of the Meeting or any adjournment thereof. Shareholders may also vote their shares by phone, (800)- PROXIES, or may vote via the internet at www.voteproxy.com.

     A shareholder who has submitted a proxy may revoke it any time prior to the Meeting. If a person who has given a proxy attends the Meeting personally, such person may revoke the proxy and vote in person. In addition, regardless of which method is used to submit a proxy, a proxy may be revoked by any later- dated vote via the telephone or internet or may also be revoked in writing and deposited either at the registered office or principal place of business of Denbury at any time up to the time of the Meeting, or with the Chairman of the Meeting on the day of the Meeting. The mere presence of a shareholder at the Meeting, however, will not constitute a revocation of a previously submitted proxy.

     The presence of one-third of the issued and outstanding shares of Common Stock entitled to vote, represented in person or by proxy, is required for a quorum at the Meeting. Holders of Common Stock are entitled to one vote at the Meeting for each share of Common Stock held of record on the Record Date. In the election of directors, shareholders will not be allowed to cumulate their votes. If a shareholder does not wish for their shares to be voted for a particular nominee, they must identify the exceptions on the proxy. All matters submitted to a vote at the Meeting require a majority of the votes, present or represented by proxy, for approval. Abstentions will be included in vote totals and, as such, will have the same effect on each proposal as a negative vote. Broker non-votes, if any, will not be included in the vote totals and as such, will have no effect on any proposal.

     All shares represented by properly executed proxies will, unless such proxies have been previously revoked, be voted at the Meeting in accordance with the directions on the proxies. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED FOR ALL THE DIRECTOR NOMINEES AND APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES THAT MAY BE ISSUED UNDER THE STOCK OPTION PLAN. The Board has designated Ron Greene and Gareth Roberts to serve as proxies. The Company has no knowledge of any matters other than those matters set forth in the Notice of Annual Meeting of Shareholders to be brought before the Meeting. If any other matters are properly presented for action at the Meeting, it is intended that Ron Greene and/or Gareth Roberts, as proxies named in the enclosed form of proxy, and acting thereunder, will vote at his discretion on such matters.

                         PERSONS MAKING THE SOLICITATION

     The costs incurred in the preparation and mailing of the Proxy, Proxy Statement and Notice of Annual Meeting will be borne by Denbury. In addition to solicitation by mail, proxies may be solicited by personal interviews, telephone or other means of communication by directors, officers and employees of Denbury, who will not be specifically remunerated therefor. While no arrangements have been made by Denbury to date, it may contract for the distribution and solicitation of proxies for the Meeting, in which event the costs incurred with respect to such solicitation will be borne by Denbury.

                     BUSINESS TO BE CONDUCTED AT THE MEETING

                                  Proposal One
                             Election of Directors

     The Bylaws of Denbury provide that the board of directors shall consist of a minimum of three and a maximum of fifteen directors. Each of the directors are to be elected annually and each shall hold office until the close of the next annual meeting of shareholders or until he ceases to be a director by operation of law or until his resignation becomes effective. There are presently seven directors of Denbury, each of whom are serving for terms of office that expire at the Meeting. On March 22, 2001, the Board voted to increase the number of directors from seven to eight and to nominate a new director to fill the vacancy created by this increase.

     Unless otherwise directed by a proxy marked to the contrary, it is the intention of management to vote proxies for the election as directors of the eight nominees hereinafter set forth. Mr. Jeffrey Smith has been nominated by the Board to fill the vacancy created by the increase in the number of directors. The other seven nominees are current members of the Board. If any nominee should become unavailable or unable to serve as a director, the proxy may be voted for a substitute nominated by the Board or the Board may be reduced accordingly; however, the Board is not aware of any circumstances which would be likely to make any nominee unavailable.

                                 David Bonderman
                                Ronald G. Greene
                                David I. Heather
                              William S. Price, III
                                 Gareth Roberts
                                  Jeffrey Smith
                              Wieland F. Wettstein
                                Carrie A. Wheeler

     The names, municipalities of residence, ages, offices held, period of time served as director and the principal occupation of each of the persons nominated for election as directors are as follows:



                                                                   OFFICER
                                                                     OR
   NAME AND MUNICIPALITY OF                       OFFICES         DIRECTOR
           RESIDENCE               AGE             HELD             SINCE              PRINCIPAL OCCUPATION
-------------------------------  --------  ---------------------  ---------   ---------------------------------------
Ronald Greene (1)(2)                52         Chairman and         1995      Principal Shareholder, Officer and
    Calgary, Alberta                             Director                     Director of Tortuga Investment Corp.

David Bonderman                     58           Director           1996      Principal of the Texas Pacific Group
    Fort Worth, Texas

David I. Heather (1)                59           Director           2000      President of The Scotia Group
    Dallas, Texas

William S. Price, III(2)            44           Director           1995      Principal of the Texas Pacific Group
    San Francisco, California

Gareth Roberts                      48       President, Chief       1992      President and Chief Executive Officer,
    Plano, Texas                             Executive Officer                     Denbury Resources Inc.
                                             and Director

Jeffrey Smith                       39       Director Nominee         -       Principal of the Texas Pacific Group
    San Francisco, California

Wieland F. Wettstein(1)             51           Director           1990      Executive Vice-President, Finex
    Calgary, Alberta                                                               Financial Corporation Ltd.

Carrie A. Wheeler                   29           Director           2000      Principal of the Texas Pacific Group
    San Francisco, California

[FN]
----------------------------
    (1)   Member of the Audit Committee.

    (2) Member of the Compensation, Stock Option Plan and Stock Purchase Plan Committees.

DIRECTORS

     Ronald G. Greene has been Chairman of the Board and a director of Denbury since 1995. Mr. Greene was the founder and Chairman of the board of directors of Renaissance Energy Ltd. and was Chief Executive Officer of Renaissance from its inception in 1974 until May 1990. He is also the principal shareholder, officer and director of Tortuga Investment Corp., a private investment company. Mr. Greene also serves on the board of directors of WestJet Airlines Ltd., a public Canadian scheduled airline and Husky Energy Inc., a public Canadian oil and gas company.

     David Bonderman has been a director of Denbury since 1996. Mr. Bonderman is a founding partner of the Texas Pacific Group ("TPG") and has been Managing General Partner of TPG for more than seven years. Mr. Bonderman also serves on the board of directors of Bell & Howell Company, Inc.; Continental Airlines, Inc.; Co-Star Realty Group, Inc.; Ducati Motor Holdings, S.p.A.; Magellan Health Services, Inc.; Oxford Health Plans, Inc.; Paradyne Networks, Inc.; Ryanair Ltd; ON Semiconductor Corporation; Urogenesys, Inc.; Washington Mutual and Seagate Technology, Inc..

     David I. Heather has been a director of Denbury since 2000. Mr. Heather is the founding partner and President of The Scotia Group, an independent petroleum engineering group in Dallas, Texas, founded in 1981. His experience includes reservoir and economic analysis in almost every producing area throughout the world. Mr. Heather is a Chartered Engineer of Great Britain and received his Bachelor of Science degree in Chemical Engineering from the University of London in 1963.

     William S. Price, III has been a director of Denbury since 1995. Mr. Price is a founding partner of TPG. Before forming TPG in 1992, Mr. Price was Vice-President of Strategic Planning and Business Development for G.E. Capital, and from 1985 to 1991 was employed by the management consulting firm of Bain & Company, attaining officer status and acting as co-head of the Financial
Services Practice. Mr. Price also serves on the board of directors of Belden & Blake Corporation; Continental Airlines, Inc.; Del Monte Foods Company; Gemplus International, S.A. and Verado Holdings. Mr. Price also serves on the boards of several private companies.

     Gareth Roberts has been President, Chief Executive Officer and a director since 1992. Mr. Roberts founded Denbury Management, Inc., the former operating subsidiary of the Company in April 1990. Mr. Roberts has more than 20 years of experience in the exploration and development of oil and natural gas properties with Texaco, Inc., Murphy Oil Corporation and Coho Resources, Inc. His expertise is particularly focused in the Gulf Coast region where he specializes in the acquisition and development of old fields with low productivity. Mr. Roberts holds honors and masters degrees in Geology and Geophysics from St. Edmund Hall, Oxford University. Mr. Roberts also serves on the board of directors of Belden & Blake Corporation.

     Jeffrey Smith, director nominee, joined the Texas Pacific Group in 2000 in the capacity of Portfolio Company Operations. Mr. Smith has 10 years of experience in management consulting, serving most recently as a Strategy Consultant with Bain & Company, a consulting firm, from 1993 to 1999. He was employed by the consulting firms of The L|E|K Partnership and McKinsey & Co. from 1991 to 1993. From 1987 to 1990, he was employed by Exxon USA as a Senior Engineer, and from 1985 to 1986 he conducted research at the R&D Division of Conoco, Inc. Mr. Smith received his Bachelor of Science and Master of Science degrees in Petroleum Engineering from the University of Texas. He received his Master of Business Administration from the Wharton School of Business.

     Wieland F. Wettstein has been a director of Denbury since 1990. Mr. Wettstein is the Executive Vice President of, and indirectly controls 50% of Finex Financial Corporation Ltd., a merchant banking company in Calgary, Alberta, a position he has held for more than five years. Mr. Wettstein is Chairman of the board of directors of a Canadian public oil and natural gas company, BXL Energy Ltd., and a private technology firm.

     Carrie A. Wheeler has been a director of Denbury since 2000. Ms. Wheeler has been a principal with the Texas Pacific Group since 1996 and prior to joining the Texas Pacific Group was with Goldman, Sachs & Co. for three years. Ms. Wheeler also serves on the board of Interlink Group, Inc.


     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE FOREGOING DIRECTORS.

                                  PROPOSAL TWO
  INCREASE IN NUMBER OF SHARES THAT MAY BE ISSUED UNDER THE STOCK OPTION PLAN

     The second proposal to be voted upon is the approval by shareholders of an amendment to the Company's stock option plan (the "Plan") passed by the Board in February 2001 which increases the number of shares that may be issued under the Plan by 600,000 shares. Without shareholder approval of the proposed increase, only 227,208 shares remain available for future grants under the Plan. The Company granted 595,635 options during 2000 and 506,620 stock options have been granted pursuant to the Plan during the first two months of 2001.

History of Shares Authorized under the Plan

     When the Plan was adopted on August 9, 1995, a maximum of 1,050,000 issuable shares of Common Stock were reserved for issuance under the Plan. The Board, and subsequently the shareholders, approved amendments to the Plan to increase the maximum number of shares issuable under the Plan in 1997, 1998 and 1999, to a total of 5,145,587 shares. If the second proposal is approved by shareholders, the maximum number of shares which will have been authorized for issuance under the Plan since its inception will increase by 600,000 to 5,745,587 shares, with 5,031,736 shares available for future issuance as of March 15, 2001. At that same date, there were 4,204,528 outstanding unexercised options and 713,851 options have been exercised since the date the Plan was adopted. At December 31, 2000 outstanding options were exercisable at prices ranging from $3.77 to $22.24, with a weighted average price of $8.03. Of the total outstanding options at that date, 1,310,382 options were exercisable.

     Since August 9, 1995, the effective date of the Plan, the following activity has taken place (including the recent Board amendment to increase the total number of shares available under the Plan):



                                           Actual Stock           Stock Options         Total Shares
                                              Options             Available for         Available For
                                            Outstanding           Future Grants        Future Issuance
                                       ---------------------   -------------------   --------------------

Balance - August 9, 1995                      614,425               435,575              1,050,000
       Granted                              4,910,451            (4,910,451)                     -
       Exercised                             (713,851)                    -               (713,851)
       Canceled                              (606,497)              606,497                      -
       Authorized increases                         -             4,695,587              4,695,587
                                       ---------------------   -------------------   --------------------

Balance - March 15, 2001                    4,204,528               827,208              5,031,736
                                       =====================   ===================   ====================

Percent of common shares
       outstanding - March 15, 2001               9.1%                  1.8%                  10.9%
                                       =====================   ===================   ====================

SUMMARY OF THE KEY TERMS OF THE PLAN

     The Plan is designed to provide key employees, officers and directors with an added incentive; to help the Company attract and retain personnel of outstanding competence; and to align the interests of key employees, officers and directors with those of the shareholders by providing them with the opportunity to acquire an increased proprietary interest in the Company. The Plan is administered by the Stock Option Plan Committee of the Board, which is comprised of Messrs, Price and Greene. The Plan terminates on August 9, 2005 (unless sooner terminated by the Board), except with respect to stock options then outstanding. The Plan may be amended by the Board, except that shareholders must approve an increase in the number of shares reserved under the Plan, the maximum period during which options may be exercised, amendment of the Plan more frequently than every six months, material modifications in the requirements for eligibility to participate in the Plan, or material increases in the benefits accruing to participants in the Plan. The Plan allows the granting of either non-qualified or incentive stock options to directors, officers and full-time employees of the Company.

     The term, vesting and exercisability of options granted under the Plan is determined by the Board, provided that failing a contrary determination by the Board, options vest over a four year period at the rate of 25% per year. The purchase price of the shares subject to options granted under the Plan is the lower of the average closing prices on The Toronto Stock Exchange ("TSE") and the New York Stock Exchange ("NYSE") for the ten trading days prior to the grant date. Adjustments in the option exercise price and number of shares are adjusted upon changes in the number of outstanding common shares due to stock dividends, combinations or other recapitalizations, mergers or spin-offs of part of the Company's business. No option may be granted for a period exceeding 10 years from the date of the grant. Options are not transferable.

     All outstanding unexpired options vest immediately upon a change of control of the Company, which includes a tender offer, change in a majority of the incumbent directors or majority of the Company's common stock, certain mergers or sale of substantially all the Company's assets. Upon a Plan participant's disability or retirement all outstanding unexercised stock options vest immediately and are exercisable for a 90 day period, and upon death vest immediately and are exercisable for a 365 day period. All option agreements granted under the Plan must be in accordance with the policies and procedures of the NYSE and TSE.

BOARD OF DIRECTORS' RECOMMENDATION

     The Board is proposing to increase the number of shares available under the Plan to ensure that there will be sufficient stock options available under the Plan for option grants to employees during the next twelve months. The Company considers the issuance of stock options a vital element of its employees' compensation and necessary to recruit and maintain its valuable employees. See also "Executive Compensation - Board Compensation Committee Report on Executive Compensation." The Company generally issues stock options to all new employees when they begin their employment with Denbury and thereafter, stock options are generally issued on an annual basis in the month of January.

     Pursuant to stock exchange regulations, this increase in the number of shares of Common Stock reserved for issuance under the Plan must be approved by the shareholders. Provided that a quorum is present at the meeting, the amendment must be approved by a simple majority of votes cast by the shareholders who appear in person or by proxy at the Meeting. THE BOARD OF DIRECTORS BELIEVES THAT THE PLAN IS AN INTEGRAL PART OF THE COMPANY'S OVERALL COMPENSATION PLAN AND RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT. Unless otherwise directed by a proxy marked to the contrary, it is the intention of management to vote the proxies for the approval of the amendment.

                    BOARD MEETINGS, ATTENDANCE AND COMMITTEES

     The Board met seven times during the year ended December 31, 2000, including telephone meetings. All incumbent directors, except for Mr. Bonderman, attended at least 75% of the meetings. The Board took all other actions by unanimous written consent during 2000. In addition, all directors attended at least 75% of all meetings of each of the committees on which they served. The Board has an Audit Committee, a Compensation Committee, a Stock Option Committee and a Stock Purchase Plan Committee. The Board does not have a nominating committee. The entire Board acts in that capacity.

AUDIT COMMITTEE REPORT

     The Audit Committee is comprised of three outside independent directors, Messrs. Greene, Heather and Wettstein, with Mr. Wettstein acting as Chairman. The Audit Committee meets regularly with financial management, the internal auditor and independent auditors to review financial reporting and accounting and financial controls of the Company. The Audit Committee reviews, and gives prior approval for, fees and non-audit related services of the independent auditors. Both the internal auditor and independent auditors have unrestricted access to the Audit Committee and meet with the Audit Committee, without management representatives present, to discuss the results of their examinations and their opinions on the adequacy of internal controls and quality of financial reporting. The Audit Committee also meets with the independent reserve engineers, has the power to conduct internal audits and investigations, receives recommendations or suggestions for changes in accounting procedures, and initiates or supervises any special investigations it may choose to undertake. Each year, the Audit Committee recommends to the Board the selection of a firm of independent auditors and a firm of independent reserve engineers. The Audit Committee met three times during 2000.

     The NYSE has established standards, which have been accepted by the Securities and Exchange Commission (the "SEC"), with respect to independence and financial experience of the members of the audit committee. The NYSE standards require that all of the members of audit committees be independent and that they all be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Additionally, at least one member of the committee must have past employment experience in finance or accounting or other comparable experience or background such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The members of the Denbury Audit Committee satisfy the NYSE criteria for both independence and experience.

     The Audit Committee reports to the Board on its activities and findings. The Board has adopted a written charter for the Audit Committee, which is attached hereto as Appendix A. The Board reviews and approves changes to the Audit Committee Charter.

     The Audit Committee reports as follows with respect to the Company's 2000 audited financial statements:

o The Committee has reviewed and discussed with the Company's management the Company's 2000 audited financial statements;

o The Committee has discussed with the independent auditors (Deloitte & Touche LLP) the matters required to be discussed by SAS 61 which includes, among other items, matters related to the conduct of the audit of the Company's financial statements:

o The Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditors' independence from the Company and its related entities) and has discussed with the auditors the auditors' independence from the Company; and

o Based on review and discussions of the Company's 2000 audited financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board that the Company's 2000 audited financial statements be included in the Company's Annual Report on Form 10-K.

                                                  THE AUDIT COMMITTEE
                                                  Wieland F. Wettstein, Chairman
                                                  Ronald G. Greene
                                                  David I. Heather

COMPENSATION COMMITTEE

     The Compensation Committee is comprised of Messrs. Greene and Price, with Mr. Price acting as its Chairman. The Compensation Committee makes recommendations to the Company's Board with respect to the nature and amount of all compensation of the Company's officers, reviews the benefit plans of the Company, including reports from the Company's Stock Option Plan and Stock Purchase Plan Committees and the Company's health and other benefit plans, and at least annually prepares a compensation report in accordance with the rules and regulations promulgated under applicable securities laws. The Compensation Committee met two times during 2000.

     The Board also has appointed a Stock Option Plan Committee and a Stock Purchase Plan Committee to administer the two respective benefit plans and to report and coordinate their efforts with the Compensation Committee. Both committees are comprised of Messrs. Greene and Price, with Mr. Price acting as their Chairman. These committees met as part of the Compensation Committee during 2000.

                            COMPENSATION OF DIRECTORS

     Information regarding the compensation received, including options, from the Company during the fiscal year ended December 31, 2000 by Mr. Roberts, President, Chief Executive Officer and a director of the Company, is disclosed under the heading "Executive Compensation - Summary Compensation Table."

DIRECTOR FEES

     During 2000, the Company adopted a Director Compensation Plan (the "Director Plan") to provide compensation to the Company's independent directors (who were not employees or affiliates) so as to attract, motivate and retain experienced and knowledgeable persons to serve as directors of the Corporation and to promote identification of such directors' interests with those of the Company's shareholders. In February 2001, the Board voted to expand the eligibility of the Director Plan to include all non-employee directors, including those affiliated with the Texas Pacific Group, the Company's largest shareholder.

     Under the Director Plan, the Company's non-employee directors are paid an annual retainer fee of $20,000, plus $2,000 per board meeting attended and $1,000 per telephone conference attended. In addition, the Chairman of the Audit Committee, Compensation Committee and the Chairman of the Board are paid an additional fee of $5,000 per year. The Director Plan allows each director to make an annual election to receive their compensation in either cash or in shares of the Company's Common Stock and to elect to defer receipt of such compensation, if they wish. The Company also reimburses the directors of the Company for out-of-pocket travel expenses in connection with each board meeting attended. The Company has reserved 100,000 shares for issuance under the Director Plan.

DIRECTOR OPTIONS

     During 2000, Mr. Roberts was granted a total of 21,200 options with an exercise price equal to the then current market price of $3.98. No other directors were issued options during 2000 and, as of December 31, 2000, none of the directors, other than Mr. Roberts, held any options, nor were any issued to them during 2000. The options held by Mr. Roberts are disclosed under the heading "Executive Compensation."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists, as of March 15, 2001, the shareholders of which Denbury is aware that beneficially own more than 5% of its issued and outstanding Common Stock and the Common Stock held by its executive officers and directors, individually and as a group. Unless otherwise indicated, each shareholder identified in the table is believed to have sole voting and investment power with respect to the shares beneficially held. The table includes shares that were acquirable within 60 days following March 15, 2001 under the Company's Stock Option Plan. Shareholders should note that some shares are listed as being beneficially owned by more than one shareholder.

                                                                              BENEFICIAL OWNERSHIP OF
                                                                                COMMON STOCK AS OF
                                                                                  MARCH 15, 2001
                                                                     -----------------------------------------
                      NAME AND ADDRESS OF                                                        PERCENT OF
                        BENEFICIAL OWNER                                     SHARES              OUTSTANDING
---------------------------------------------------------------      ----------------------    ---------------

Ronald G. Greene...............................................             922,900 (1)              2.0%
David Bonderman................................................          27,624,314 (2)             60.0%
      301 Commerce Street, Suite 3300
      Ft. Worth, TX  76102
William S. Price, III..........................................          27,308,314 (3)             59.3%
       345 California Street, Suite 3300
       San Francisco, CA   94104
David I. Heather...............................................               5,500 (4)               *
Wieland F. Wettstein...........................................              17,144 (5)               *
Carrie A. Wheeler..............................................                 500                   *
Jeffrey Smith..................................................                   -                   *
Gareth Roberts.................................................             634,239 (6)              1.4%
Ronald T. Evans................................................              11,697 (7)               *
Phil Rykhoek...................................................              93,473 (7)               *

Mark A. Worthey................................................              75,958 (7)               *
Mark C. Allen..................................................              14,636 (7)               *
Ron Gramling...................................................              60,026 (7)               *
Lynda Perrard..................................................              49,511 (7)               *
All of the executive officers and directors as a group (14
     persons)..................................................          29,543,898 (8)             63.7%
Texas Pacific Group............................................          27,274,314 (9)             59.2%
      301 Commerce Street, Suite 3300
      Ft. Worth, TX  76102
Charles M. Royce...............................................           2,730,772 (10)             5.9%
      1414 Avenue of the Americas
      New York, NY 10019

-----------------
*     Less than 1%.

 (1) Includes 30,150 shares of Common Stock held by Mr. Greene's spouse in her retirement plan, 900 shares held in trust for Mr. Greene's minor children, 22,000 held in the Greene Family Charitable Foundation of which Mr. Greene is the trustee, and 554,703 shares held by Tortuga Investment Corp., which is solely owned by Mr. Greene.

 (2) Includes  350,000  shares  of  Common  Stock in a family  partnership  100%
     controlled by Mr. Bonderman. Mr. Bonderman is also a director, executive officer and shareholder of TPG Advisors, Inc. and TPG Advisors II, Inc.. TPG Advisors, Inc. is the general partner of TPG GenPar, L.P., which in turn is the general partner of both TPG Partners, L.P., and TPG Parallel I, L.P., which are the direct beneficial owners of 8,721,438 shares of Common Stock attributed to Mr. Bonderman. TPG Advisors II, Inc. is the general partner of TPG 1999 Equity Partners II, L.P. and also the general partner of TPG GenPar II, L.P., which in turn is the sole general partner of each of TPG Partners II, L.P., TPG Parallel II, L.P. and TPG Investors II, L.P., which are the direct beneficial owners of 18,552,876 shares of Common Stock attributed to Mr. Bonderman.

 (3) Includes 7,000 shares of Common Stock held by Mr. Price and 27,000 shares held by Mr. Price's spouse. Mr. Price is also a director, executive officer and shareholder of TPG Advisors, Inc., and TPG Advisors II, Inc. TPG Advisors, Inc. is the general partner of TPG GenPar, L.P., which in turn is the general partner of both TPG Partners, L.P., and TPG Parallel I, L.P., which are the direct beneficial owners of 8,721,438 shares of Common Stock attributed to Mr. Price. TPG Advisors II, Inc. is the general partner of TPG 1999 Equity Partners II, L.P. and also the general partner of TPG GenPar II, L.P., which in turn is the sole general partner of each of TPG Partners II, L.P., TPG Parallel II, L.P. and TPG Investors II, L.P., which are the direct beneficial owners of 18,552,876 shares of Common Stock attributed to Mr. Price.

 (4) Shares are held in a family trust of which Mr. Heather is a trustee.

 (5) Includes 7,700 shares of Common Stock held by S.P. Hunt Holdings Ltd., which is solely owned by a trust of which Mr. Wettstein is a trustee. Also includes 2,544 shares of Common Stock held by Finex Corporation Ltd., of which Mr. Wettstein is an officer, director and indirectly controls 50% of Finex Corporation Ltd.

 (6) Includes 138,330 shares of Common Stock held by a corporation which is solely owned by Mr. Roberts, 2,228 shares held by his spouse and 100,750 shares which Mr. Roberts has the right to acquire pursuant to stock options which are currently vested or which vest within 60 days from March 15, 2001. Ownership also includes 38,000 shares of Common Stock held in a private charitable foundation which he and his spouse control, but in which they have no beneficial interest.

 (7) Includes 6,250; 80,750; 51,104; 11,500; 47,950; and 43,200 shares of Common
     Stock which Mr. Evans, Mr. Rykhoek, Mr. Worthey, Mr. Allen, Mr. Gramling, and Ms. Perrard, respectively, have the right to acquire pursuant to stock options that are currently vested or that vest within 60 days from March 15, 2001.

 (8) Includes 341,504 shares of Common Stock which the officers and directors as a group have the right to acquire pursuant to stock options which are currently vested or which vest within 60 days from March 15, 2001. Beneficial ownership also includes the shares held by affiliates of TPG, although Mr. Price and Mr. Bonderman, who are directors of Denbury, are not the owners of record of these securities. (See also Footnote 9).

 (9) These shares are held by affiliates of the Texas Pacific Group. Mr. Price and Mr. Bonderman, directors of Denbury, are directors, executive officers and shareholders of TPG Advisors, Inc. and TPG Advisors II, Inc. TPG Advisors, Inc. is the general partner of TPG GenPar, L.P., which in turn is the sole general partner of both TPG Partners, L.P. and TPG Parallel I, L.P., which are the direct beneficial owners of 8,721,438 shares of Common Stock. TPG Advisors II, Inc. is the general partner of TPG 1999 Equity Partners II, L.P. and also the general partner of TPG GenPar II, L.P., which in turn is the sole general partner of each of TPG Partners II, L.P., TPG Parallel II, L.P. and TPG Investors II, L.P., which are the direct beneficial owners of 18,552,876 shares of Common Stock.

(10) Includes 2,602,472 shares of Common Stock held by Royce & Associates, Inc. and 128,300 shares of Common Stock held by Royce Management Company. Both Royce & Associates, Inc. and Royce Management Company are controlled by Charles M. Royce. Mr. Royce disclaims any beneficial ownership of these shares.

                                   MANAGEMENT

     The names of the officers of the Company, the offices held by them and the period during which such offices have been held are set forth below. Each officer holds office until his death, resignation or removal or until his successor is duly elected and qualified.


NAME                     AGE          POSITION
----                     ---          --------
Gareth Roberts           48           President and Chief Executive Officer
Ronald T. Evans          38           Vice President, Reservoir Engineering
Phil Rykhoek             44           Chief Financial Officer and Secretary
Mark A. Worthey          42           Vice President, Operations
Mark C. Allen            33           Controller & Chief Accounting Officer
Ron Gramling             55           Vice President, Marketing
Lynda Perrard            57           Vice President, Land

     Set forth below is a description of the business experience of each of the officers other than Gareth Roberts. See "Business to be Conducted at the Meeting
- Election of Directors" for a discussion of the business experience of Gareth Roberts.

     Ronald T. Evans, Vice President of Reservoir Engineering, is a registered Professional Engineer and joined Denbury in September 1999. Before joining Denbury, he was employed in a similar capacity with Matador Petroleum Corporation for 3 years and employed by Enserch Exploration, Inc for 12 years in various positions. Mr. Evans received his Bachelor of Science degree in Petroleum Engineering from the University of Oklahoma in 1984 and his MBA from the University of Texas at Dallas in 1995.

     Phil Rykhoek, a Certified Public Accountant, is Chief Financial Officer, Vice President, Secretary and Treasurer of the Company. Before joining the Company in June 1995, Mr. Rykhoek was co-founder and an executive officer of Petroleum Financial, Inc. ("PFI"), a private company formed in May 1991 to provide accounting, financial, and management services on a contract basis to other entities. While at PFI, Mr. Rykhoek was also an officer of Amerac Energy Corporation, where he had been employed in various positions for eight years, most recently as Vice President and Chief Accounting Officer.

     Mark A. Worthey as Vice President, Operations, is a geologist and is responsible for all aspects of operations in the field. He joined Denbury in September 1992. Previously, he was with Coho Resources, Inc. as an exploitation manager, beginning his employment there in 1985. Mr. Worthey graduated from Mississippi State University with a Bachelor of Science degree in petroleum geology in 1984.

     Mark C. Allen, a Certified Public Accountant, joined Denbury in April 1999 as Controller and Chief Accounting Officer. Prior to joining Denbury, Mr. Allen was Manager of Financial Reporting for ENSCO International Incorporated from November 1996 to April 1999. Prior to November 1996, Mr. Allen was a manager in the accounting firm of Price Waterhouse LLP.

     Ron Gramling is Vice President, Marketing and President of Denbury's marketing subsidiary. He joined Denbury in May 1996 when Denbury purchased the subsidiary's assets. Before becoming affiliated with Denbury, he was employed by Hadson Gas Systems as Vice President of term supply. Mr. Gramling has 30 years of marketing, transportation and supply experience in the natural gas and crude oil industry. He received his Bachelor of Business Administration degree from Central State University, Edmond, Oklahoma in 1970.

     Lynda Perrard is Vice President, Land of Denbury. Ms. Perrard joined Denbury in April 1994 and has over 30 years of experience in the oil and gas industry as a petroleum landman. Before joining Denbury, Ms. Perrard was the President and Chief Executive Officer of Perrard Snyder, Inc., a corporation performing contract land services. Ms. Perrard also served as Vice President, Land for Snyder Exploration Company from 1986 to 1991.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets out a summary of executive compensation for the President and Chief Executive Officer of the Company and the Company's next four most highly compensated executive officers for each of the Company's last three completed fiscal years (collectively the "Named Executive Officers").



                                                    ANNUAL COMPENSATION (1)         LONG TERM COMPENSATION
                                                 ------------------------------     ----------------------
                                                                                     NUMBER OF SECURITIES
                                                                                      UNDERLYING OPTIONS     ALL OTHER
        NAME AND PRINCIPAL POSITION              YEAR      SALARY    BONUSES (2)          GRANTED          COMPENSATION (3)
        ---------------------------              ----      ------    -------              -------          ------------


Gareth Roberts                                   2000   $  282,000   $ 118,223            21,200           $    12,949
        President and Chief Executive Officer    1999      275,000      60,288            71,500                15,188
                                                 1998      275,000       5,288            16,500                19,336

Ronald T. Evans (4)                              2000   $  138,500   $  62,885             9,500           $    18,220
        Vice President, Reservoir Engineering


Phil Rykhoek                                     2000   $  183,750   $  77,054            13,800           $    15,937
        Chief Financial Officer and Secretary    1999      175,000      38,365            45,500                13,936
                                                 1998      175,000       3,365            10,500                13,125

Mark A. Worthey                                  2000   $  183,750   $  77,054            13,800           $    16,626
        Vice President, Operations               1999      175,000      38,365            45,500                11,201
                                                 1998      175,000       3,365            10,500                13,125

Ron Gramling (5)                                 2000   $  136,500   $  57,225            10,200           $    17,554
        Vice President, Marketing                1999      130,000      28,500            33,800                15,654

--------------------------------

(1) The aggregate amount of all other non-cash annual compensation was less than 10% of the total annual salary and bonus of each Named Executive Officer for each year.

(2) Bonuses represent the amounts earned based on the Company's performance for the year indicated, even though they are actually paid in the subsequent year. Bonuses also include a Christmas bonus that is equivalent to one week's salary and has been paid to all employees for each of the last three years. For 1998, there were no bonuses paid except for the Christmas bonus.

(3) Amounts in this column for 2000 include the Company's matching contributions to the Employee Stock Purchase Plan, 401(k) Plan and group term life insurance premiums paid on behalf of the Named Executive Officers as follows:


                             Stock Purchase                      Group Term Life
                                  Plan        401(k) Plan          Insurance
                            ----------------  -------------     ----------------
Gareth Roberts              $    10,575       $      -             $   2,374
Ronald T. Evans                  10,531          5,561                 2,128
Phil Rykhoek                      6,891          6,672                 2,374
Mark A. Worthey                   7,580          6,672                 2,374
Ron Gramling                     10,237          5,276                 2,041

(4) Mr. Evans was appointed by the Board in May 2000 as Vice President, Reservoir Engineering of the Company. Mr. Evans was first employed by the Company in September 1999.

(5) Mr. Gramling was appointed by the Board in July 1999 as Vice President, Marketing of the Company. Prior to this appointment, Mr. Gramling was President of a wholly owned subsidiary of the Company.

OPTION GRANTS IN 2000

     The following table represents the options granted to the Named Executive Officers during 2000 and the value of such options as of the date of grant:


                                                   INDIVIDUAL GRANTS
                             ---------------------------------------------------------------
                                                 % OF
                                             TOTAL OPTIONS
                             NUMBER OF         GRANTED TO       EXERCISE
                              OPTIONS         EMPLOYEES IN        PRICE          EXPIRATION           GRANT DATE
                              GRANTED             2000          ($/SHARE)           DATE            PRESENT VALUE $ (1)
                              -------             ----          ---------          -----            ---------------
NAME
----
Gareth Roberts              21,200 (2)            3.6%           $3.98            1/03/10              $45,822
Ronald T. Evans              9,500 (2)            1.6%            3.98            1/03/10               20,533
Phil Rykhoek                13,800 (2)            2.3%            3.98            1/03/10               29,827
Mark A. Worthey             13,800 (2)            2.3%            3.98            1/03/10               29,827
Ron Gramling                10,200 (2)            1.7%            3.98            1/03/10               22,046

-----------------
(1) As permitted by the Securities and Exchange Commission rules, the Grant Date Present Value of the options set forth in this table is calculated in accordance with the Black-Scholes option pricing model, using the following assumptions; expected volatility computed using, as of the date of grant, the prior five year monthly average of the Company's Common Stock listed on the TSE, which was 54.16%; expected dividend yield - 0%; expected option term - 5 years; and a risk-free rate of return as of the date of grant of 6.5%, based on the yield of five year U.S. treasury securities. The real value of the options presented in this table depends upon the actual performance of the Common Stock during the applicable period in which they are exercised. The dollar amounts in this column are not intended to forecast potential future appreciation, if any, of the Common Stock.

(2)  These options cliff vest 100% on January 3, 2004.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers concerning unexercised options held by them as of December 31, 2000. No options were exercised by the Named Executive Officers during 2000.


                                            AGGREGATED OPTION EXERCISES IN 2000
                                            AND DECEMBER 31, 2000 OPTION VALUES

                                                          NUMBER OF COMMON SHARES
                       SHARES                              UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED IN-THE
                     ACQUIRED ON         VALUE                   OPTIONS AT                         MONEY OPTIONS AT
      NAME            EXERCISE         REALIZED              DECEMBER 31, 2000                   DECEMBER 31, 2000 (1)
-----------------   -------------     -----------        -------------------------------   ----------------------------------
                                                          EXERCISABLE      UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
                                                          -----------      -------------       -----------      -------------
Gareth Roberts            -                -                62,875             111,325       $  222,177         $   513,671
Ronald T. Evans           -                -                 6,250              28,250           42,440             194,307
Phil Rykhoek              -                -                55,375              72,425          199,415             329,061
Mark A. Worthey           -                -                31,190              66,281          110,005             329,061
Ron Gramling              -                -                29,600              53,250           68,764             244,083

------------------
(1) Based on the average of the high and low sales price of the Common Stock on December 29, 2000, of $11.031 per share as reported by the NYSE. A conversion exchange rate of Cdn. $1.4461 = U.S. $1.00 was assumed in the calculation as certain of the options are denominated in Canadian dollars.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board (the "Committee") is responsible for making recommendations to the Board regarding the general compensation policies of the Company, the compensation plans and specific compensation levels for officers and certain other managers. The Committee also administers, along with the specific stock option and stock purchase plan committees, the Company's stock option and stock purchase plans for all employees.

     The basic policy adopted by the Board is to ensure that salary levels and compensation incentives are designed to attract and retain qualified individuals in key positions and are commensurate with the level of executive responsibility,  the  type  and  scope  of the  Company's  operations,  and  the
Company's financial condition and performance. The overall compensation philosophy is, (i) that the Company pay base salaries which will attract and retain outstanding talent, generally around the median salaries of comparable companies, (ii) that the main focus of compensation be in long-term incentives,
(iii) that all employees be encouraged to be shareholders, and (iv) that the primary focus of compensation for employees be for the effort and results of the team or Company as a whole, rather than a focus on individual performance. The components of this philosophy consist of:

         (i)  competitive base salaries;
         (ii) a stock purchase plan for all employees;
         (iii) stock options for all employees, but with a higher level for the professionals; and
         (iv) a profit sharing plan or bonus plan.

     BASE SALARIES. In determining an executives' salary, the Committee weighs individual performance, overall corporate performance, the executive's position and responsibility in the organization, the executive's experience and expertise and compensation for comparable positions at comparable companies. In making recommendations, the Committee exercises subjective judgment using no specific weights for these factors. The Committee believes that base salaries that average at or near the median of comparable companies, as determined from salary surveys and other data, are generally appropriate as a frame of reference for base pay decisions. The specific compensation for individual executives will vary from these levels as a result of the subjective judgment of the Committee and based on the recommendation of the Chief Executive Officer with regard to the other executives. This is the primary part of the compensation package whereby a distinction is made for individual performance as the other components of the compensation plan are generally consistent among employee groups and are proportional to salaries.

     STOCK PURCHASE PLAN. To encourage ownership in the Company by all of the employees, the Company has a stock purchase plan which allows all employees to contribute up to 10% of their base compensation with the Company matching 75% of such contributions. The combined funds are used at the end of each quarter to purchase Common Stock at the current market price. In addition, the Company pays the income tax on the matching portion for employees that are below a certain salary threshold, generally the employees that are not in the professional group. The stock purchase plan requires each employee to hold these shares for a minimum of one year before disposition.

     STOCK OPTIONS. Stock options have been awarded to all employees. To further encourage the team concept, at the time of each grant the options are allocated among employees as a percentage of salary, although the professional group does receive a significantly higher percentage than the rest of the employees. The executive officers receive stock options at the same percentage of salary as the other employees in the professional group. These options are designed to retain and motivate the grantees and to improve long-term Company performance by making executive rewards consistent with those of all shareholders. All options are granted at the prevailing market price and will only have value if the market price of the Common Stock increases after the date of grant.

     Since 1997, the Company has granted options to its employees at their time of employment with such options vesting 25% per year over a period of four years. Additional options have also been granted on an annual basis to the professional group (and for the last three years to all employees) which generally vest 100% four years from the date of grant. The net effect was that the professional employee would always have options vesting each year for the next four years. The annual grants made in early 1999 were an exception to the normal annual vesting schedule as these grants vested 25% per year over a period of four years. In addition to a modification of the normal vesting parameters, the Committee authorized a larger than normal grant at that time in order to give the employees renewed long-term incentives in light of the depressed stock prices and in lieu of any salary increases or bonuses for 1998.

     All of the options granted under the Option Plan expire ten years from the date of grant and to the extent allowed under the United States federal income tax laws, are granted as incentive stock options. In determining the specific level of option grants, the Committee takes into consideration several factors without giving particular weight to any one factor. These factors include, (i) the total options relative to the total Common Stock outstanding, (ii) the level of compensation for each option based on option pricing models such as Black-Scholes, (iii) the number of option grants made by comparable companies for similar positions, (iv) the perceived incentive value of the options currently held by the employees, and (v) the overall compensation package for that year.

     BONUS PLAN. All employees of the Company participate in the profit sharing or bonus plan. Bonuses are recommended by the Committee and awarded by the Board each year based on the overall results of the Company and the achievement of predetermined goals and objectives. The bonus plan currently has four levels of compensation whereby at the base level, which includes all employees, bonuses range from zero to ten percent of base salaries. There is an additional compensation layer for all employees in the professional group whereby these employees could earn an additional bonus of up to ten percent of salaries, or a total bonus ranging from zero to twenty percent. In addition, certain members of the professional group that were part of management or were exceptional performers were eligible to earn an additional bonus of up to ten percent of salaries, or a total bonus ranging from zero to thirty percent. Lastly, the officers of the Company and other senior management are eligible for an additional ten percent of salaries, or a total bonus ranging from zero to forty percent. In addition to the aforementioned profit sharing plan, the Company has usually paid a Christmas bonus each year which is equivalent to one week of each employees' base salary.

     The Committee recommended that bonuses be awarded at the maximum end of the range for 2000, which were paid in early 2001. During 2000, the Company achieved record levels of production, proved reserves, earnings and cash flow from operations. Although a significant portion of the strong financial results are directly correlated to the increase in commodity prices, the Committee recognizes that the Company also performed well by achieving a 28% increase in its average production rates between 1999 and 2000, and replacing 448% of its production at a finding cost of $3.83 per barrel of oil equivalent. The Company also generally met its stated objectives and goals for the year and met or exceeded its forecasts in almost every area. As such, the Committee recommended that bonuses be awarded for 2000, to be paid in early 2001, equal to 10% of salaries for all employees, 20% for all members of the professional group, 30% for certain professionals, and 40% for the top managers and officers of the Company. These bonuses were at the highest point of each range. The President and Chief Executive Officer and all other Named Executive Officers received a bonus equal to 40% of their salaries.

     The Committee also approved salary increases in 2000, effective January 1, 2001, to reward employees for the improved financial and operating results in 2000, to keep the Company's salaries competitive with the Company's peers, and to recognize the overall wage inflation in the industry. These salary increases averaged 7.7% for the Company as a whole, 11.0% for the Named Executive Officers as a group and 6.0% for the President and Chief Executive Officer.

     The foregoing report has been furnished by the following members of the Committee. None of the Committee members are former or current officers of the Company or any of its subsidiaries, nor has any member of the Committee had any Compensation Committee interlocks during the year.

                                             THE COMPENSATION COMMITTEE
                                             William S. Price, III, Chairman
                                             Ronald G. Greene


SEVERANCE PROTECTION PLAN

     In December 2000, the Board approved a severance protection plan (the "Severance Plan") for all employees of the Company. Under the terms of the Severance Plan, an employee is entitled to receive a severance payment if a change of control in the Company occurs and the employee is terminated within two years of the change of control. The Severance Plan will not apply to any employee that is terminated for cause or by an employee's own decision for other than good reason (e.g., change of job status or a required move of more than 25 miles). If entitled to severance payments under the terms of the Severance Plans, the Chief Executive Officer and other officers that are members of the

Company's investment committee will receive three times their annual salary and bonus, all other officers of the Company will receive two and one- half times their annual salary and bonus, certain other members of management will receive two times their annual salary and bonus, and all other employees will receive from one-third to one and one-half times their annual salary and bonus depending on their salary level and length of service with the Company. All employees will also receive medical and dental benefits for a period of time equal to 50% of the number of months during which they receive severance benefits.

     The Severance Plan also provide that if officers of the Company are subject to the "parachute payment" excise tax, then the Company will pay the employee under the Severance Plan an additional amount to "gross up" the payment so that the employee will receive the full amount due under the terms of the Severance Plan after payment of the excise tax.

                             SHARE PERFORMANCE GRAPH

         The following graph illustrates changes over the five year period ended December 31, 2000 in cumulative total shareholder return on the Company's Common Stock, assuming an initial investment of $100 on December 31, 1995 as measured against the cumulative total return of the S&P 500 and the Dow Jones Oil - Secondary Indexes.


                                    CUMULATIVE TOTAL RETURN ON $100 INVESTMENT
                                      (DECEMBER 31, 1995 - DECEMBER 31, 2000)


                                  1995      1996       1997       1998       1999       2000
                               --------   --------   --------   --------   --------  ---------

DENBURY                        $  100      $  243     $  310    $  105      $  72     $  183
S&P 500                           100         120        158       200        239        214
DOW JONES OIL -SECONDARY          100         125        122        83         94        147


                                                 [GRAPHIC OMITTED]

                 INTERESTS OF INSIDERS IN MATERIAL TRANSACTIONS

     Other than as described below, there are no material interests, direct or indirect, of any director, officer or any shareholder of the Company who beneficially owns, directly or indirectly, or exercises control or direction over more than 10% of the outstanding Common Stock, or any known family member, associate or affiliate of such persons, in any transaction within the last three years or in any proposed transaction that has materially affected or would materially affect the Company or any of its subsidiaries. The Company believes that the terms of the transactions described below were as favorable to the Company as terms that reasonably could have been obtained from non-affiliated third parties.

TPG INVESTMENTS

     TPG has made several different investments in the Company. Its $40.0 million initial investment in December 1995 was comprised of a private placement of securities, which included 4.2 million shares of Common Stock, 625,000 warrants and 1.5 million shares of convertible preferred stock. The convertible preferred stock was converted into 2.8 million shares of Common Stock in 1996 and the warrants were exercised in January 1998. TPG also purchased shares in two public stock offerings of the Company. TPG purchased 800,000 shares of Common Stock in October 1996 at an aggregate cost of $9.6 million and 313,400 shares of Common Stock in February 1998 at an aggregate cost of $5.0 million. Both of these acquisitions were made at the same price that the shares were sold by the Company to the underwriters.

     In December 1998, TPG committed to purchase 18,552,876 shares of Common Stock at $5.39 per share for an aggregate consideration of $100 million. This sale was approved by shareholders and consummated in April 1999. As a result of this investment, TPG's ownership increased from approximately 32% to 60% of the Company's issued and outstanding Common Stock. By virtue of their 60% ownership of the Company, TPG has the voting power to control the election of directors, to determine the corporate and management policies of the Company and to effect the shareholder approval of a merger, consolidation or sale of all or substantially all of the assets of the Company.

     In addition, as part of TPG's $100 million investment, the Company agreed to execute a new registration rights agreement with TPG. The new registration rights agreement covers all of the shares owned by TPG, or a total of 27,274,314 shares of Common Stock. The agreement provides TPG "piggyback" registration rights and also gives TPG the right to cause Denbury to file up to four demand registrations, including one shelf registration. These demand rights expire in April 2005 and are subject to customary exceptions and black-out periods. The Company will bear the expenses of each "piggyback" registration and the expenses of three of four demand registrations. Under the registration rights agreement, the Company cannot grant any registration rights to any other person on terms more favorable than those granted to TPG. The Company has also agreed to indemnify TPG for specified items with regard to the registration statements.

                              SHAREHOLDER PROPOSALS

     All shareholder proposals must be submitted in writing to Phil Rykhoek, Chief Financial Officer and Secretary, 5100 Tennyson Parkway, Suite 3000, Plano, Texas 75024. In order for a shareholder proposal to be included in the proxy materials for the 2002 Annual Meeting of Shareholders, the proposal must be received by the Company no later than December 10, 2001. These proposals must also meet other requirements of the Securities and Exchange Act of 1934 to be eligible for inclusion.

     The form of Proxy for the Annual Meeting of Shareholders grants authority to the persons designated therein as proxies to vote in their discretion on any other matters that come before the meeting, or any djournment thereof, that are not set forth in the Company's Proxy Statement, except for those matters as to which adequate notice is received. In order for a notice to be deemed adequate for purposes of the 2002 Annual Meeting of Shareholders, it must be received prior to February 23, 2002.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected Deloitte & Touche LLP, which has audited the Company's books annually since 1991, as independent accountants for 2001. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting with an opportunity to make a statement and/or respond to appropriate questions.

AUDIT FEES

     Audit fees billed to the Company by Deloitte & Touche LLP for its audit of the Company's annual financial statements for the year ended December 31, 2000, and for its review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the SEC for 2000 totaled $115,000.

ALL OTHER FEES

     Fees billed to the Company by Deloitte & Touche LLP during the Company's 2000 fiscal year for all other non-audit service rendered to the Company, including tax-related services, 401(k) audit fees and fees for assistance with implementing new accounting standards, total $85,300. In connection with the recently revised standards for independence of the Company's independent public accountants promulgated by the SEC, the Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of Deloitte & Touche LLP.

                                  OTHER MATTERS

     Management knows of no other matter to come before the Meeting other than the matters referred to in the Notice of Annual Meeting. However, if any other matter properly comes before the Meeting, the accompanying proxy will be voted on such matter at the discretion of the person or persons voting the proxy.

     All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of Denbury's Common Stock is based upon information contained in reports filed by such owner with the SEC.

     THE COMPANY HAS PROVIDED TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY A COPY OF THE COMPANY'S 2000 ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2000. THE ANNUAL REPORT TO STOCKHOLDERS DOES NOT CONSTITUTE A PART OF THE PROXY SOLICITING MATERIAL. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO DENBURY RESOURCES INC., ATTN: INVESTOR RELATIONS, 5100 TENNYSON PARKWAY, SUITE 3000, PLANO, TEXAS 75024, OR BY E-MAIL TO INVREL@DENBURY.COM.

                                          By order of the Board of Directors


                                          /s/ Phil Rykhoek
                                          Phil Rykhoek
                                          Chief Financial Officer and Secretary

                                   APPENDIX A


                             AUDIT COMMITTEE CHARTER
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                             DENBURY RESOURCES INC.

Composition
------------

The Committee shall be comprised of three Directors who are independent of the management and operating executives. Members, including the Committee Chairman, shall be appointed by the Board of Directors. At least one of the Committee members shall have a background in financial reporting, accounting or audit.

An independent director is one who:

    (1) Is not and has not been employed in an executive capacity of the company for at least three years prior to election to the Audit Committee;

    (2) Is not an advisor or consultant to the company, nor affiliated with any firm that is;

    (3) Is not affiliated with a significant customer or supplier of the company;

    (4)   Does not have a personal services contract with the company;

    (5) Is not affiliated with a tax-exempt entity that receives significant contributions from the company; and

    (6) Is not a spouse, parent, sibling, child or in-law of any person described in (1) through (5) or any member of management.

Authority
---------

The Committee is granted the authority to investigate any activity of the company, and all employees are directed to cooperate as requested by the members of the Committee. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibility.

Meetings
--------

The Committee is to meet as many times as the Committee deems necessary, but at a minimum, twice a year. In addition, the Chairman will discuss the financial results with the independent accountants and management on a quarterly basis.

The Chairman is to meet annually, outside of normal meeting times, with management and internal/external auditors to:

    (1)   Clearly agree on mutual expectations;


    (2)   Agree on an annual detailed plan of Committee activities; and

    (3)   Agree on nature, extent, and timing of Committee information needs.

It is the responsibility of the Chairman to schedule all meetings of the Committee and to provide the committee with a written agenda at least one week prior to all meetings.

Attendance
----------

As necessary or desirable, the Committee may request that members of management, representatives of the independent public accountants, or representatives of the independent engineers be present at meetings of the Committee.

Additional attendance at Committee meetings are to include the following:

    (1) The Manager of Internal Audit is to attend meetings and to report, at least annually, on the results of audits, the current audit schedule, and annual audit plan;

    (2) The General Counsel shall report, at least annually, to the Committee or Committee Chairman on legal matters that may have a significant impact on the Company's financial statements;

    (3) The Chief Financial Officer and Chief Accounting Officer shall report, at least annually, to the Committee on issues relating to financial reporting; and

    (4) The Committee shall meet with the Manager of Internal Audit, the independent public accountants, the Chief Financial Officer, and Chief Accounting Officer in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

Minutes
-------

The Secretary or Assistant Secretary of the company will prepare the minutes of each meeting and send a copy of the minutes to the Committee members and the Company Directors who are not members of the Committee.

Responsibilities and Powers
---------------------------

The Committee shall be empowered in accordance with its judgement to the following Responsibilities and Powers:

                      Internal Controls and Risk Assessment

    (1) Review and evaluate the effectiveness of the Company's processes for assessing, mitigating and controlling significant business risks.

     (2)  Consider  and  review  with   management,   the   independent   public
          accountants and the Managerof Internal Audit the effectiveness of the Company's internal controls.

     (3) Review with the independent public accountants and the Manager of Internal Audit coordination of their respective audit effort and coverage.

     (4)  Make  its   independent   perspective   available  to  management  for
          consultation in the resolution of financial statement issues and for discussion on significant judgment matters.

                               Financial Reporting

     (5)  Review and approve the Company's accounting principles.

     (6) Assess the internal processes for managing financial statement risk areas.

     (7) Review financial statements, interim reports, SEC filings and other documents containing the Company's financial statements.

     (8) Review with management and the independent public accountants, upon completion of their audit, the financial results for the year prior to their release to the public. The review is to encompass:

          o Significant transactions not a normal part of the Company's operations;

          o Changes, if any, during the year in the Company's accounting principles or their application; and

          o    Adjustments proposed by the independent public accountants.

                           External Reserve Engineers

    (9) Recommend to the Board of Directors the independent reserve engineers to be employed by the Company, and the retention or non-retention of the independent reserve engineers.

    (10) Review, prior to preparation of the year-end reserves, the scope and general extent of the independent reserve engineer's work (i.e. engagement letter). The engineer's fees are to be agreed with management and annually summarized for Committee review.

    (11) Review the independent reserve engineers identification of issues and business risks and exposures.

    (12)  Review the  independence  of the independent  reserve  engineers as it
          relates  to  their   interest  in  the   Company  and  confirm   their
          independence from the influence of management.

    (13) Inform the independent reserve engineers and management that the independent reserve engineers and the Committee may communicate with each other at all times, and that the Committee Chairman may call a meeting whenever he deems it necessary.

    (14) Instruct the independent reserve engineers that the Committee expects to be advised if thereare any areas that require its special attention.

    (15) Evaluate the cooperation received by the independent reserve engineers in performing their duties, including their access to all requested records, data and information. Also, elicit the comments of management regarding the responsiveness of the independent reserve engineers to the Company's needs.

    (16) Discuss with the independent reserve engineers the quality of the Company's technical personnel, and relevant recommendations which the independent reserve engineers may have.

    (17) Review with management and the independent petroleum engineers the proved reserves of the Company. The review is to encompass:

          o    Review of significant changes from prior period reports;

          o Evaluate of the quality of the reserve estimates prepared by both the independent engineers and the Company relative to the Company's peers in the industry; and

          o    Review  of  significant   differences  between  the  Company  and
               independent engineers reserve estimates.

                                 External Audit

    (18) Recommend to the Board of Directors the independent public accountants to be employed by the Company, and the retention or non-retention of the independent public accountants.

    (19) Review, prior to the annual audit, the scope and general extent of the independent public accountant's audit. The auditor's fees are to be agreed with management and annually summarized for Committee review.

    (20) Assess the independent public accountants process for identifying and responding to key audit and internal control risks.

    (21) Review the independent public accountants identification of issues and business and financial statement risks and exposures.

    (22) Review the independence of the independent public accountants, giving additional consideration to the range of audit and non-audit services performed by them. Obtain a formal written statement describing any relationships between the independent public accountants and the Company.

    (23) Inform the independent public accountants and management that the independent public accountants and the Committee may communicate with each other at all times, and that the Committee Chairman may call a meeting whenever he deems it necessary.

    (24) Instruct the independent public accountants that the Committee expects to be advised if there are any areas that require its special attention.

    (25) Review with the Company's management, and independent public accountants, the Company's general policies and procedures to reasonably assure itself of the adequacy of internal accounting and financial reporting controls.

    (26) Evaluate the cooperation received by the independent public accountants during their audit, including their access to all requested records, data and information. Also, elicit the comments of management regarding the responsiveness of the independent public accountants to the Company's needs. Inquire of the independent public accountants whether there have been any disagreements with management which if not satisfactorily resolved would have caused them to issue a nonstandard report on the Company's financial statements.

    (27) Discuss with the independent public accountants the quality of the Company's financial and accounting personnel, and relevant recommendations which the independent public accountants may have (including those in their "letter of comments and recommendations"). Topics to be considered during this discussion include improving internal financial controls, the quality of earnings, and a review of accounting policies and management reporting systems. Review written responses of management to "letter of comments and recommendations" from the independent public accountants.

                                 Internal Audit

    (28) Concur in the appointment, replacement, reassignment or dismissal of the Manager of Internal Audit.

    (29) Evaluate the internal audit process for establishing the annual internal audit plan, including business risk assessment.

    (30)  Review and approve the annual audit plan.

    (31) Review significant findings and management's response to internal audit reports, including follow-up actions.

    (32)  Confirm and assure the independence of the internal auditor.

    (33) Insure the internal auditor's compliance with the Institute of Internal Auditors, Standards for the Professional Practice of Internal Auditing.

                      Compliance With Laws and Regulations

    (34) Determine whether the Company has an effective process for determining risks and exposures from litigation and claims from noncompliance with laws and regulations.

    (35) Review with the Company's General Counsel and others any legal, tax or regulatory matters that may have a material impact on the Company's operations and financial statements.

                    Compliance With Codes Of Ethical Conduct

    (36) The Committee is to make, or cause to be made, all necessary inquires of management, the Manager of Internal Audit and the independent public accountants concerning established standards of corporate conduct and performance, and deviations therefrom.

    (37) Review in-house policies and procedures for regular review of officers' expenses and perquisites, including any use of corporate assets. Inquire as to the results of the review, and, if appropriate, review a summary of the expenses and perquisites of the period under review.

                                      Other

    (38)  Apprise  the  Board  of   Directors,   through   minutes  and  special
          presentation as necessary, of significant developments in the course of performing the above duties.

    (39) Recommend to the Board of Directors any appropriate extension or changes in the duties of the Committee or to the Committee charter. To facilitate review of Committee activities, duties and charter, the Committee shall:

          o Periodically survey the Board of Directors, Management and independent public accountants on the role of the Committee to identify possible changes and revisions;

          o Complete a self-assessment process at least every two years and review the results with the Board of Directors, Management and external/internal auditors. The charter should be re-evaluated in light of assessment results.

          o Review and reassess the adequacy of the Charter on an annual basis.

                               *** PROXY CARD ***

                             DENBURY RESOURCES INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                             WEDNESDAY, MAY 23, 2001


                            PROXY VOTING INSTRUCTIONS


TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
-------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number which is presented below available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number which is presented below available when you access the web page.



YOUR CONTROL NUMBER IS ->           [             ]

                 Please Detach and Mail in the Envelope Provided

[ X ]   Please mark your vote as in this example


                                            FOR     AGAINST     FOR, except vote withheld from
1. Proposal to elect directors.             [  ]      [  ]     [   ] the following nominees:
   Nominees:
          Ronald G. Greene                                     -----------------
          David Bonderman                                      -----------------
          David I. Heather                                     -----------------
          William S. Price, III                                -----------------
          Gareth Roberts                                       -----------------
          Jeffrey Smith                                        -----------------
          Wieland F. Wettstein                                 -----------------
          Carrie A. Wheeler                                    -----------------

                                                                                   FOR      AGAINST     ABSTAIN
2.  Proposal to increase the number of shares that may be issued under Denbury's
Employee Stock Option Plan by 600,000 shares.                                      [ ]        [ ]         [ ]



Signature:                         Date:                   Signature:                           _ Date:
          -------------------------     -------------------           ---------------------------      --------------------
                                                                      (If held Jointly)

                               *** PROXY CARD ***

                             DENBURY RESOURCES INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
           THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 23, 2001

     By signing this proxy, I appoint Ronald G. Greene, Chairman of the Board of Denbury and Gareth Roberts, President and Chief Executive Officer of Denbury, and each of them acting singly, my attorney and proxy, with full power of substitution, to vote on my behalf all of the shares of Denbury Resources Inc. common stock that I am entitled to vote at the Annual Meeting of Stockholders to be held on May 23, 2001, and at any adjournments of the meeting. This proxy revokes any earlier proxy I have signed with respect to these shares.

     IF THIS PROXY IS PROPERLY EXECUTED, YOUR SHARES OF DENBURY RESOURCES INC. COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER YOU SPECIFY. IF NO SPECIFICATION IS MADE, YOUR SHARES OF DENBURY RESOURCES INC. STOCK WILL BE VOTED FOR EACH OF THE EIGHT NOMINEES FOR DIRECTOR AND FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE STOCK OPTION PLAN. THE PROXIES ARE AUTHORIZED TO VOTE YOUR SHARES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE MEETING.

                     PLEASE SIGN AND MAIL YOUR PROXY TODAY.